JAAK (JACK) OLESK
                           Certified Public Accountant
                        270 North Canon Drive, Suite 203
                             Beverly Hills, CA 90210
                                  (310-288-0693













                          INDEPENDENT AUDITOR'S CONSENT



        I consent to the inclusion of my report dated February 9, 2000, on the balance sheet of Starfest, Inc. as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999 and the year ended December 31, 1998 in Amendment No. 1 to Form S-4 Registration Statement of Starfest, Inc.



                                             /s/ Jaak Olesk CPA
                                             -----------------------------------
                                             JAAK OLESK CPA



Beverly Hills, California
September 1, 2000

                                                                   Exhibit 23.13
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